Exhibit 21.1



                                          JURISDICTION OF             D/B/A
                       ENTITY              INCORPORATION           JURISDICTION
                       ------              -------------           ------------

Victor Capital Group, L.P.                   Delaware
VIC, Inc.                                    Delaware                 Vic NY
Capital Trust RE CDO 2004-1 Corp.            Delaware
Capital Trust RE CDO 2004-1 LTD           Cayman Islands
Capital Trust RE CDO Depositor, Corp.        Delaware
CT RE CDO 2004-1 Sub, LLC                    Delaware
CT LF Funding Corp.                          Delaware
CT BSI Funding Corp.                         Delaware
CT-F2-GP, LLC                                Delaware
CT-F2-LP, LLC                                Delaware
CT Investment Management Co., LLC            Delaware
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